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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Torotel, Inc.
(Name of Registrant as Specified in Its Charter)

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TOROTEL, INC.
620 North Lindenwood Drive
Olathe, Kansas 66062

August 20, 2009

Dear Shareholder:

        You are cordially invited to attend the annual meeting of the shareholders of Torotel, Inc., a Missouri corporation (the "Corporation"), to be held at 9 a.m. central time on Monday, September 21, 2009, at the offices of Stinson Morrison Hecker LLP, 1201 Walnut Street, 29th Floor, Kansas City, MO 64106, to transact business as set forth in the formal notice that follows.

        YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting, please vote promptly by proxy as soon as possible over the Internet or by telephone as instructed in the accompanying proxy. You may also vote by signing the accompanying proxy and returning it in the enclosed postage paid envelope. If you decide to attend the annual meeting, you may revoke your Proxy and vote your shares in person.

        As always, we appreciate your loyalty and support as a shareholder of the Corporation.

                      Sincerely,

                      Dale H. Sizemore, Jr.
                       Chairman and Chief Executive Officer

TOROTEL, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Monday, September 21, 2009

TO THE SHAREHOLDERS OF TOROTEL, INC.:

        NOTICE is hereby given that the annual meeting (the "Meeting") of the shareholders of Torotel, Inc., a Missouri corporation (the "Corporation"), will be held at 9 a.m. central time on Monday, September 21, 2009, at the offices of Stinson Morrison Hecker LLP, 1201 Walnut Street, 29th Floor, Kansas City, MO 64106, for the following purposes:

    1.
    To elect two members to serve on the Board of Directors of the Corporation for a three-year term and until each of their successors has been duly elected and qualified, unless such member shall sooner die, resign or be removed;

    2.
    To approve an amendment to the Corporations' Articles of Incorporation to change the number of directors from seven (7) to a range of not less than three (3) or more than seven (7);

    3.
    To consider and vote upon a shareholder proposal set forth on page 18 of the accompanying Proxy Statement; and

    4.
    To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

        Shareholders of record at the close of business on August 7, 2009, will be entitled to receive notice of and to vote at the Meeting. The accompanying Proxy is solicited by the Board of Directors. All of the above matters are more fully described in the accompanying Proxy Statement, into which this Notice is incorporated by reference.

        Shareholders are cordially invited to attend the Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, SHAREHOLDERS ARE URGED TO VOTE PROMPTLY BY PROXY AS SOON AS POSSIBLE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THE ACCOMPANYING PROXY. SHAREHOLDERS MAY ALSO VOTE BY SIGNING THE ACCOMPANYING PROXY AND RETURNING IT IN THE ENCLOSED POSTAGE PAID ENVELOPE.

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on September 21, 2009. The Corporation's proxy statement and annual report are available online at www.edocumentview.com/TTLO.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      H. James Serrone
                      Secretary of Torotel, Inc.
                      August 20, 2009

TOROTEL, INC.
620 North Lindenwood Drive
Olathe, Kansas 66062

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held Monday, September 21, 2009
GENERAL INFORMATION

Security Holders Entitled to Vote

        Holders of shares of common stock, par value $.01 per share (the "Common Stock"), of Torotel, Inc., a Missouri corporation (the "Corporation" or "Torotel"), of record at the close of business on August 7, 2009 (the "Shareholders"), will be entitled to vote at the annual meeting of the Shareholders to be held at 9 a.m. central time on Monday, September 21, 2009, at the offices of Stinson Morrison Hecker LLP, 1201 Walnut Street, 29th Floor, Kansas City, MO 64106, and at any subsequent time which may be necessary by the postponement or adjournment thereof (the "Meeting"). The Corporation's principal executive offices are located at 620 North Lindenwood Drive, Olathe, Kansas 66062, and its telephone number is (913) 747-6111.

        This Proxy Statement, together with the Notice of Annual Meeting, the enclosed Proxy, and the accompanying 2009 Annual Report to Shareholders, were initially distributed to the Shareholders on or about August 20, 2009.

        If the enclosed Proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with any specifications made therein. If you do not indicate instructions on your Proxy, then your shares will be voted as follows:

  •
  "FOR" the nominees to the Board of Directors of the Corporation (the "Board of Directors", or the "Board", and each member thereof, a "Director") in the election of Directors, as more fully described in the section herein entitled "Proposal One;"

  •
  "FOR" the amendment to the Corporation's Articles of Incorporation to change the number of directors from seven (7) to a range of not less than three (3) or more than seven (7), as more fully described in the section herein entitled "Proposal Two;" and

  •
  Our Board gives no recommendation on the shareholder proposal, as more fully described in the section herein entitled "Proposal Three", so proxy holders will vote in their own discretion.

Quorum

        A majority of the outstanding shares of Common Stock entitled to be voted as of the Record Date (as defined herein) at the Meeting, present in person or by Proxy, is necessary to constitute a quorum to transact business at the Meeting. If a quorum is present, the two nominees for Director receiving the greatest number of votes at the Meeting will be elected to the Board of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon is required to approve the proposed amendment to the Corporation's Articles of Incorporation. The affirmative vote of the holders of a majority of shares of Common Stock present at the Meeting, in person or by proxy, is required to approve the shareholder proposal and to approve any other matters to come before the Meeting.

Abstentions and Broker Non-votes

        Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the Shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved by the requisite Shareholder vote. The Shareholders will not have dissenters' rights of appraisal with respect to any of the actions to be taken at the Meeting.

Delivery of Voting Materials to Shareholders

        Pursuant to the rules of the SEC, services that deliver Torotel's communications to Shareholders that hold their shares through a bank, broker or other nominee holder of record may deliver to multiple Shareholders sharing the same address a single copy of the Corporation's Annual Report on Form 10-K and Proxy Statement, but separate proxy cards for each Shareholder. Torotel will promptly deliver, upon written or oral request, a separate copy of the Annual Report on Form 10-K and/or Proxy Statement to any Shareholder at a shared address to which a single copy of the documents was delivered. Written requests should be made to:

Corporation Secretary
Torotel, Inc.
620 North Lindenwood Drive
Olathe, KS 66062

        Oral requests should be made by calling H. James Serrone at (913) 747-6111. Any Shareholder who wants to receive separate copies of the Annual Report and/or Proxy Statement in the future, or any Shareholder who is receiving multiple copies and would prefer to receive only one copy per household, should contact the Shareholder's bank, broker or other nominee holder of record.

Revocability of Proxies

        Shareholders who execute Proxies retain the right to revoke them at any time before they are voted by notifying the Secretary of the Corporation in writing, by delivering a duly authorized Proxy bearing a later date, or by attending the Meeting and voting in person.

Solicitation

        The accompanying Proxy is being solicited by and on behalf of the Board of Directors. Solicitation will be by mail. Proxy cards and materials will be distributed to beneficial owners through brokers, custodians, nominees and similar parties. The Corporation estimates that the total amount to be spent in solicitation of the Proxies will be approximately $15,000. The entire cost of this solicitation, including the expenses of printing and mailing this Proxy Statement to the Shareholders, the accompanying Notice of Annual Meeting of Shareholders, proxy form, and Annual Report for fiscal year ended April 30, 2009, will be paid by the Corporation. In addition, the Corporation may reimburse brokerage firms and others for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Corporation may solicit proxies from Shareholders by telephone, facsimile, electronic mail or personal interview. Such persons will receive no additional compensation for such services.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The securities entitled to be voted at the Meeting consist of shares of Common Stock of the Corporation. Each Shareholder is entitled one vote per each share of Common Stock, except in the election of directors where Shareholders have cumulative voting rights as described below under "Cumulative Voting." There were 5,666,500 shares of Common Stock issued and outstanding (exclusive of treasury shares) at the close of business on the record date of the Meeting.

        The close of business on August 7, 2009 has been fixed by the Board of Directors as the record date (the "Record Date") for determining the Shareholders who will be entitled to vote at the Meeting. The following persons beneficially own more than 5% of the outstanding Common Stock of the Corporation:

Name and Address of Beneficial Owner	Amount Beneficially Owned		Percent of Class
Alexandra Z. Caloyeras 233 West 83rd Street Apt 2D New York, NY 10024	849,502	(a)	15.0%
Aliki S. Caloyeras 7 West 96th Street Apt 9D New York, NY 10025	849,502	(b)	15.0%
Basil P. Caloyeras 2041 West 139th Street Gardena, CA 90249	849,501	(c)	15.0%

    (a)
    Alexandra Z. Caloyeras' individual direct ownership is 769,667 shares. Ms. Caloyeras' indirect ownership includes 79,835 shares which is equivalent to one-third (1/3) of the 239,505 shares owned by the Caloyeras Family Partnership L.P., a limited partnership in which Ms. Caloyeras is a limited partner. Alexandra Z. Caloyeras is the sister of Aliki S. Caloyeras and Basil P. Caloyeras.

    (b)
    Aliki S. Caloyeras' individual direct ownership is 769,667 shares. Ms. Caloyeras' indirect ownership includes 79,835 shares which is equivalent to one-third (1/3) of the 239,505 shares owned by the Caloyeras Family Partnership L.P., a limited partnership in which Ms. Caloyeras is a limited partner. Aliki S. Caloyeras is the sister of Alexandra Z. Caloyeras and Basil P. Caloyeras.

    (c)
    Basil P. Caloyeras' individual direct ownership is 769,666 shares. Mr. Caloyeras' indirect ownership includes 79,835 shares which is equivalent to one-third (1/3) of the 239,505 shares owned by the Caloyeras Family Partnership L.P., a limited partnership in which Mr. Caloyeras is a limited partner. Basil P. Caloyeras is the brother of Alexandra Z. Caloyeras and Aliki S. Caloyeras.

Equity Compensation Plan Information

        The following table sets forth the common shares of Torotel to be issued pursuant to a compensation plan upon the exercise of outstanding options, warrants and rights as of April 30, 2009.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights A	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights B	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column A) C
Plans approved by shareholders	-0-	-0-	-0-
Plans not approved by shareholders	-0-	-0-	333,500

Total	-0-	-0-	333,500

 INFORMATION REGARDING THE CORPORATION

Annual Report

        This Proxy Statement is accompanied by the Annual Report to Shareholders for the fiscal year ended April 30, 2009 (the "Annual Report"). Torotel will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of Torotel's annual report on Form 10-K for the fiscal year ended April 30, 2009, as filed with the Securities and Exchange Commission, including the financial statements and a list of exhibits to such Form 10-K. Torotel will furnish to any such person any exhibit described in the list of exhibits upon the advance payment of a reasonable fee. Requests for a copy of the Form 10-K and/or any exhibit should be directed to the Chief Financial Officer, c/o Torotel, Inc., 620 North Lindenwood Drive, Olathe, Kansas, 66062.

PROPOSAL ONE
ELECTION TO THE BOARD OF THE DIRECTORS

Election of Directors

        The Board of Directors currently consists of six individuals. The By-Laws of the Corporation, as amended, provide that the Board of Directors shall consist of Director Positions 1 through 7 with overlapping three-year terms. Director Position 7 is presently vacant. The Compensation and Nominating Committee has considered various candidates for the vacant position, but wants to avoid the additional costs of a seventh director until such time as the Corporation's business plans for future years are further developed. A class of directors is to be elected each year for a term extending to the third succeeding Annual Meeting after such election or until their respective successors are duly elected and qualified. The term of Director Positions 3 and 4 expires at the current Annual Meeting. The Board of Directors has nominated Dale H. Sizemore, Jr. to stand for election for Direction Position 3 and Richard A. Sizemore to stand for election for Director Position 4.

        The votes will be cast pursuant to the enclosed proxy for the election of the nominees named below unless specification is made withholding such authority. The nominees are presently directors of the Corporation. Should said nominee for Director Position 3 or 4 become unavailable, which is not anticipated, the proxies named in the enclosed proxy will vote for the election of such other person as the Board of Directors may recommend. Proxies may not be voted for a greater number of persons than the nominees named.

Biographical Information

        Biographical summaries concerning the current Board of Directors, the nominees, the Corporation's executive officers and significant employees, and information with respect to the number of shares of Common Stock beneficially owned by each as of August 7, 2009, are shown below. The number of shares beneficially owned includes shares, if any, held in the name of the spouse, minor children, or other relatives of the individual living in his or her home, as well as shares, if any, held in the name of another person under an arrangement whereby the individual enjoys the right to vote such shares or to use of the income from such shares, or whereby the individual can vest or re-vest title in himself or herself immediately or at some future time. Dale H. Sizemore, Jr., both a Director and an officer, and Richard A. Sizemore, a Director, are brothers.

Biographical Summaries of Directors, Nominees, Executive Officers, and Significant Employees	Shares of Common Stock Beneficially Owned at August 7, 2009		Percent of Class
Dale H. Sizemore, Jr., age 57	265,091(a	)	4.7%
Chairman of the Board, President and Chief Executive Officer of the Corporation 620 North Lindenwood Drive Olathe, KS 66062

        Mr. Sizemore became a Director in 1984. He has served as Chairman and Chief Executive Officer primarily since 1995. Mr. Sizemore has served as President from 1995 to 1996, and since April 1999. He was involved in private business interests from 1983 to 2001. In January 2002, Mr. Sizemore became an active member of Torotel's management team. Mr. Sizemore has a bachelor of science degree in electrical engineering, a master's degree in business administration and a juris doctorate from the University of Kansas. Mr. Sizemore sold his telecommunications company to a public company in 1995 and continued to serve as a vice president of acquisitions until 1998. Mr. Sizemore was involved with several local enterprises until 2001.

H. James Serrone, age 54	109,916(b	)	1.9%
Director, Vice President of Finance, Secretary and Chief Financial Officer of the Corporation 620 North Lindenwood Drive Olathe, KS 66062

        Mr. Serrone became a Director in 1999. He joined Torotel in 1979 and was named Vice President in 1993. Mr. Serrone has served as Vice President of Torotel Products since 1992 and General Manager since 1996. Mr. Serrone has a bachelor of science degree from Missouri Valley College and a master's degree in business administration from Rockhurst University.

S. Kirk Lambright, Jr., age 40	-0-	0.0%
Director of the Corporation 620 North Lindenwood Drive Olathe, KS 66062

        Mr. Lambright was appointed a Director in June 2007. Mr. Lambright is presently the chief operations officer and chief legal counsel for Mariner Wealth Advisors, a registered investment advisor firm. Prior to joining Mariner, he was a member, co-chief executive officer, president and general counsel for Classic Eagle Distributing, LLC, an exclusive Anheuser-Busch wholesaler serving six counties in Kansas. He has also held various management positions at Anheuser-Busch Companies. Mr. Lambright has a bachelor of science degree in business administration from the University of Missouri, a master's degree in business administration and a juris doctorate from St. Louis University.

Anthony H. Lewis, age 63	-0-	0.0%
Director of the Corporation 620 North Lindenwood Drive Olathe, KS 66062

        Mr. Lewis became a Director in 2003. He is president and chairman of The Executive Committee (TEC) and The Lewis Group (TLG), both of which are executive consulting firms providing services focused on strategic planning and thinking, as well as the development of strategic, technical, financial and human capital disciplines. Prior to his affiliation with TEC and TLG, Mr. Lewis served as president at Conagra Inc., which provided Mr. Lewis with extensive public company experience. Mr. Lewis also was a president of Farmland Industries, Inc. and retired from the Air Force Reserve as an officer with 37 years of service, having flown in Vietnam and both Gulf Wars. Mr. Lewis has a bachelor of science degree in business administration from Arizona State University.

Biographical Summaries of Directors, Nominees, Executive Officers, and Significant Employees	Shares of Common Stock Beneficially Owned at August 7, 2009		Percent of Class
Richard A. Sizemore, age 49	264,994	(c)	4.7%
Director of the Corporation 620 North Lindenwood Drive Olathe, KS 66062

        Mr. Sizemore became a Director in 1995. He has more than 25 years of experience in computerized automated production and control systems. Mr. Sizemore is the founder and president of Interactive Design, Inc. ("IDI"), specializing in production automation services since 1987. IDI customers include the defense industry, plastics industry, consumer products, large transformer manufacturer and aviation repair industry. In recent years, IDI's primary business focus has been on designing, engineering and providing automated inspection equipment to the ammunition industry. Technologies employed include PLC's, machine vision, robots and material handling. Mr. Sizemore was awarded a patent in 2005 for the design of an inspection system for ammunition. Mr. Sizemore has a bachelor of science in electrical engineering degree and a master's degree in business administration from the University of Kansas.

Stephen K. Swinson, age 51	-0-	0.0%
Director of the Corporation 620 North Lindenwood Drive Olathe, KS 66062

        Mr. Swinson became a Director in 2003. Mr. Swinson is the president and chief executive officer of Thermal Energy Corp. (TECO), an energy company serving the Texas Medical Center (TMC) in Houston, Texas. He has served in this capacity since September 2005. The Texas Medical Center is the world's largest medical center. It is comprised of 14 hospitals, various professional schools for doctors, dentists and nurses, and research facilities comprising over 25 million square feet. Prior to his affiliation with TECO, Mr. Swinson served as president of Cleveland Brothers Construction Company, LLC, a commercial and residential contractor and developer in the southeast. He also served as the chief financial officer for Cleveland Brothers Inc., the parent company for several businesses that included development, real estate, construction, manufacturing, a golf course and a restaurant. Prior to his affiliation with Cleveland Brothers, Mr. Swinson was a Principal for Index Capital, the investment banking division of Index Powered Financial Services, LLC, specializing in the valuation and negotiation for divestiture or acquisition of small- to mid-cap companies. Mr. Swinson has a bachelor of science degree in mechanical engineering and is a registered Professional Engineer. He also has a master's degree in business administration from Northwestern University.

Benjamin E. Ames, Jr., age 55	80,000	(d)	1.4%
Vice President of Torotel Products 620 North Lindenwood Drive Olathe, KS 66062

        Mr. Ames joined Torotel Products, Inc. in July 2006 with the primary responsibility for new business development. Effective April 2009, the Corporation and Mr. Ames agreed to amend Mr. Ames' employment agreement to reflect a change in his job responsibilities to develop new business primarily in the area of electro-mechanical assemblies. Prior to joining the Corporation,

Mr. Ames was vice president of business development and marketing for Airtechnics, Inc., a provider of aerospace electronic components, located in Wichita, Kansas. Prior to his affiliation with Airtechnics, Mr. Ames was Chairman of Executive Aircraft Corporation, a provider of aircraft sales, operations, maintenance and avionics refurbishment. Mr. Ames has a bachelor of science degree in business administration from the University of Alaska and a master's degree in aviation technology from Belford University.

Biographical Summaries of Directors, Nominees, Executive Officers, and Significant Employees	Shares of Common Stock Beneficially Owned at August 7, 2009	Percent of Class
Kent O. Klepper, age 49	-0-	0.0%
Vice President of Torotel Products 620 North Lindenwood Drive Olathe, KS 66062

        Mr. Klepper joined Torotel Products, Inc. in August 2008 with the primary responsibility for marketing and sales. Prior to joining the Corporation, Mr. Klepper was self-employed for two years as a marketing consultant. Prior to becoming self-employed, Mr. Klepper served as vice president of sales, marketing and customer service for ViraCor Laboratories, a clinical molecular diagnostic and research laboratory, located in Lee's Summit, Missouri. Prior to his affiliation with ViraCor, Mr. Klepper served as vice president of marketing for Assurant Employee Benefits Insurance Company, a provider of a full line of group disability, life, dental, and voluntary insurance products, located in Kansas City, Missouri. Mr. Klepper has a bachelor of science degree in biology from the University of Texas at Arlington and a master's degree in business administration from Texas Christian University.

All Directors and Executive Officers as a Group (8 persons)	720,002	12.7%

  (a)
  Dale H. Sizemore, Jr.'s direct ownership is 265,091 shares. Mr. Sizemore's direct ownership includes 84,000 shares issued pursuant to a Restricted Stock Agreement dated August 7, 2007. Based upon the Corporation attaining certain sales and earnings growth and certain other financial goals, the restricted shares pertaining to the Restricted Stock Agreement shall be released from the restrictions on transfer and risk of forfeiture if all performance metrics are met at the end of the five-year vesting period. The Restricted Stock Agreement provides Mr. Sizemore with all voting rights with respect to the restricted shares.

  (b)
  H. James Serrone's direct ownership is 109,916 shares. Mr. Serrone's direct ownership includes 63,000 shares issued pursuant to a Restricted Stock Agreement dated August 7, 2007. Based upon the Corporation attaining certain sales and earnings growth and certain other financial goals, the restricted shares pertaining to the Restricted Stock Agreement shall be released from the restrictions on transfer and risk of forfeiture if all performance metrics are met at the end of the five-year vesting period. The Restricted Stock Agreement provides Mr. Serrone with all voting rights with respect to the restricted shares.

  (c)
  Richard A. Sizemore's direct ownership is 190,352 shares, and his wife, Linda V. Sizemore, owns 15,666 shares. Mr. Sizemore's beneficial ownership includes 58,976 shares which are owned by Mr. Sizemore and his wife as trustees for their children.

  (d)
  Benjamin E. Ames, Jr.'s direct ownership is 80,000 shares. Torotel terminated Mr. Ames' Restricted Stock Agreement dated July 31, 2006 for 120,000 shares and his Restricted Stock Agreement dated August 7, 2007, for 70,000 shares, in April 2009, when Mr. Ames' employment arrangement was changed to reflect his current job responsibilities.

        None of the Directors holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Securities Act of 1933, or any company registered as an Investment Company under the Investment Company Act of 1940.

Director Compensation Table

        The following table sets forth the compensation of the named directors for the fiscal year ended April 30, 2009.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
S. Kirk Lambright, Jr.	$10,900	$-0-	$500	$-0-	$-0-	$-0-	$11,400
Anthony H. Lewis	$11,700	$-0-	$-0-	$-0-	$-0-	$-0-	$11,700
Richard A. Sizemore	$8,400	$-0-	$-0-	$-0-	$-0-	$-0-	$8,400
Stephen K. Swinson	$9,500	$-0-	$-0-	$-0-	$-0-	$-0-	$9,500

        S. Kirk Lambright, Jr., Anthony H. Lewis, Richard A. Sizemore and Stephen K. Swinson each received 10,000 stock appreciation rights ("SAR's") on May 1, 2008. None of these SAR's has vested as of April 30, 2009. Messrs. Lewis, Sizemore and Swinson each have an aggregate total of 60,000 SAR's having a vested fair value, which in accordance with FAS 123R, decreased $9,600 during the fiscal year ended April 30, 2009. Mr. Lambright, Jr. has an aggregate total of 20,000 SAR's having a vested fair value, which in accordance with FAS 123R, increased $500 during the fiscal year ended April 30, 2009.

        Non-employee directors are compensated at the rate of $6,000 per fiscal year. They also receive $600 for each Board meeting attended in person, $300 for each Board meeting attended by telephone, $400 for each Board committee meeting attended in person and $200 for each Board committee meeting attended by telephone. Dale H. Sizemore, Jr. and H. James Serrone, who are employees of the Corporation, are compensated at the rate of $100 per Board of Directors meeting attended, exclusive of telephone meetings. The compensation paid to Dale H. Sizemore, Jr. and H. James Serrone for their service as Directors is contained in the Summary Compensation Table under Executive Officer Compensation.

Board Meetings

        During the fiscal year ended April 30, 2009, the Board of Directors held a total of six (6) meetings, two (2) of which were via teleconference. Due to business conflicts, Stephen K. Swinson attended less than 75% of the Board of Directors meetings held while he was a Director.

        Under the policies of the Board, Directors are expected to attend regular Board meetings, Board committee meetings and annual shareholder meetings. Directors S. Kirk Lambright, Jr., Richard A. Sizemore and Stephen K. Swinson were not able to attend the last annual meeting held on September 15, 2008.

Committees

Compensation and Nominating Committee

        The Compensation and Nominating Committee (the "Committee") of the Board of Directors was established in December 2004 and is comprised of Torotel's three independent directors, S. Kirk Lambright, Jr., Anthony H. Lewis and Stephen K. Swinson. The Committee operates under a written charter, which is posted on the Corporation's website at www.torotelproducts.com.

        The purpose of the Committee is to assist the Board of Directors by (i) identifying, reviewing, and evaluating individuals' qualification to become members of the Board of Directors; (ii) setting the compensation of the Corporation's officers and performing other compensation oversight; (iii) reviewing and recommending the nomination of Directors; and (iv) assisting the Board of Directors with other related tasks, as assigned from time to time. The Committee held five (5) meetings during the last fiscal year, and each Committee member attended at least 75% of the meetings held while he was a member of the Committee.

        The Committee will review the present needs of the Board and establish criteria as to particular qualifications in terms of background and experience that could meet such needs. At a minimum, the Committee believes that nominees for Directors should have either experience in the industry (but not with a competitor of the Corporation) in which the Corporation engages, or professional, business or academic qualifications that differ from existing members of the Board and could augment the aggregate expertise possessed by Board members. The Committee further believes that all nominees should be able to make a contribution to the Board that will enhance the development and growth of the Corporation's business and shareholder value, devote adequate time to service as a Director, and work well with other Board members in a collegial manner.

        The Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, shareholders or external sources and all self-nominated candidates. The Committee uses the same criteria for evaluating candidates nominated by shareholders and self-nominated as it does for those proposed by other Board members, management and external sources, as follows:

        Leadership Experience:    Directors should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

        Commitment to the Corporation's Values:    Directors shall be committed to promoting the financial success of the Corporation and preserving and enhancing the Corporation's reputation as a leader in American business, and in agreement with the values of the Corporation as embodied in its Codes of Conduct.

        Reputation and Integrity:    Directors shall be of high repute and recognized integrity and not have been convicted in a criminal proceeding or be named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

        Absence of Conflicts of Interest:    Directors shall be free of conflicts of interest and potential conflicts of interest. Directors should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Corporation and its shareholders.

        Business Understanding:    Directors should have a general appreciation regarding major issues facing public companies of size and operational scope similar to that of the Corporation, including business strategy, business environment, corporate finance, corporate governance and board operations.

        Available Time:    Directors should have sufficient time to effectively carry out their duties, including preparing for and attending Board meetings, meetings of the Board committees on which they serve and the Annual Meeting of Shareholders, after taking into consideration their other business and professional commitments.

        Independence:    Directors should be independent in their thought and judgment and be committed to enhancing long-term value for all shareholders. Non-management Directors must meet the independence requirements of NASDAQ Stock Market and all applicable laws and regulations.

        Non-Compete/Non-Disclosure:    All non-management Directors shall execute a Non-Compete/Non-Disclosure Agreement. Management Directors' restrictions are contained in their employment agreements.

        In accordance with Article II, Section 13 of the Corporation's Amended and Restated By-Laws, the Committee will consider bona fide recommendations by shareholders as to potential Director nominees who meet the above standards. Any shareholder wishing to submit such a recommendation for possible inclusion in the Corporation's Proxy Statement should send a letter to the Secretary of the Corporation, postmarked no later than 120 days prior to the calendar day before the date the Corporation's Proxy Statement mailed to shareholders in connection with the Corporation's annual meeting held during the prior year. In addition, shareholders may submit the names of proposed nominees for election to the Board by delivering the name of the candidate to the principal executive offices of the Corporation not less than 50 nor more than 75 days before the Annual Meeting of Shareholders, as described in more detail in Article II, Section 13 of the Corporation's Amended and Restated By-Laws. The notice must identify its writer as a shareholder of the Corporation, provide evidence of the writer's stock ownership, and provide:

  •
  The name, age, business address, and residence address of the person;

  •
  The principal occupation or employment of the person;

  •
  The class and number of shares of capital stock of the Corporation which are beneficially owned by the person; and

  •
  Any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

        All candidates recommended to the Committee must meet the independence standards under the applicable listing standards for the NASDAQ Stock Market. The Committee will then consider whether such proposed nominees meet the criteria described above for Director candidates.

        The Committee has exclusive authority to set compensation for the Corporation's directors and executive officers. The Committee has not delegated any of its authority to set or oversee compensation. The Committee considers recommendations of the Chief Executive Officer with respect to officers' compensation (other than his own). The Committee from time to time engages third-party compensation consultants to advise it on trends in and current levels of executive compensation. In June 2006, the Committee engaged the third-party compensation consulting firm of Compensation Planning Group, Inc. to make recommendations regarding salaries, incentive compensation goals, types of compensation and plan parameters.

Audit Committee

        The Audit Committee of the Board of Directors was established in December 2004 and is comprised of Torotel's three independent directors, S. Kirk Lambright, Jr., Anthony H. Lewis and Stephen K. Swinson. The Board of Directors considers Stephen K. Swinson to be an audit committee financial expert based on his experience as a chief financial officer. The Audit Committee operates under a written charter, which is posted on the Corporation's website at www.torotelproducts.com.

        The purpose of the Audit Committee is to assist the Board of Directors in overseeing: (i) the integrity of the accounting and financial reporting processes and systems of internal accounting and financial controls of the Corporation; (ii) the performance of the internal audits and integrity of the financial statements of the Corporation; (iii) the annual independent audit of the Corporation's financial statements, the engagement of the independent auditor and the annual evaluation of the independent auditor's function, qualifications, services, performance and independence; (iv) the performance of the Corporation's internal and independent audit functions; (v) the compliance by the Corporation with legal and regulatory requirements related to the Audit Committee Charter, including the Corporation's disclosure controls and procedures; and (vi) the evaluation of the Corporation's risk issues. The Audit Committee held three (3) meetings during the last fiscal year and each member attended the meeting that was held while he was a member of the Committee.

Shareholder Communications with the Board

        Mail can be addressed to Directors in care of the Office of the Secretary, c/o Torotel, Inc., 620 North Lindenwood Drive, Olathe, Kansas 66062. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to "Outside Directors" or "Non-Management Directors" will be forwarded or delivered to the Chairman of the Audit Committee. Mail addressed to the "Board of Directors" will be forwarded or delivered to the Chairman of the Board.

Cumulative Voting

        There will be cumulative voting for the election of Directors. In cumulative voting, each share carries as many votes as there are vacancies to be filled and each Shareholder is permitted to distribute the votes for all of his or her shares among the nominees in any way he or she desires. Since two individuals are nominated, each Shareholder may cast that number of votes which is equal to the number of shares owned by him or her multiplied by two. If no choice is indicated on the enclosed Proxy, the persons named in the Proxy will cumulate the votes and distribute them among the nominees in their discretion. The Proxies cannot be voted for a greater number of persons than the number named herein. If any nominee should be unable to serve, the Proxy will be voted for such person as shall be designated by the Board of Directors of the Corporation to replace any such nominee. The Board of Directors presently has no knowledge that any nominee will be unable to serve.

Board Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

 PROPOSAL TWO
APPROVAL OF AMENDMENT OF THE ARTICLES OF INCORPORATION

        The Board adopted a resolution to amend, and to recommend that the Corporation's shareholders approve, an amendment to the Corporation's Articles of Incorporation to change the number of directors from seven (7) to a range of not less than three (3) or more than seven (7), with the exact number to be determined from time to time by the affirmative vote of a majority of Torotel's Board of Directors.

Reasons for and Effect of Amendment

        The Board has considered a proposal to change the size of the Board from seven (7) to a range of not less than three (3) or more than seven (7), with the exact number to be determined by the affirmative vote of a majority of Torotel's Board of Directors. After careful consideration, the Board strongly believes this proposal is in the best interests of the Corporation and its Shareholders and recommends that the Shareholders vote for this proposal. No rights of appraisal or similar rights exist with respect to this matter.

Required Vote and Recommendation of Board

        The affirmative vote of the holders of a majority of the shares entitled to vote thereon is required to approve the proposed amendment to the Articles. Upon approval by the Corporation's Shareholders, the proposed amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of Missouri, which will occur as soon as reasonably practicable following approval by the Shareholders. If the proposal is not approved by the Shareholders at the Meeting, the current Articles will remain in effect.

Board Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THIS PROPOSAL TO CHANGE THE NUMBER OF DIRECTORS FROM SEVEN (7) TO A RANGE OF NOT LESS THAN THREE (3) OR MORE THAN SEVEN (7), WITH THE EXACT NUMBER TO BE DETERMINED BY AFFIRMATIVE VOTE OF A MAJORITY OF TOROTEL'S BOARD OF DIRECTORS.

        The Compensation and Nominating Committee, composed entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Corporation, including whether to maintain the Corporation's current Board size and classified Board structure. For the reasons set forth below and based on the recommendation of the Compensation and Nominating Committee, the Board has determined that it is in the best interests of the Corporation and its Shareholders to change from seven (7) directors to a range of not less than three (3) or more than seven (7).

        Flexibility to Adapt to Changing Conditions and Regulations.    Today's corporate governance standards mandate that board members meet specified criteria and have appropriate experience in a variety of areas. The Board believes that a range in the number of directors will give the Board the flexibility to respond to changing conditions and director leadership requirements without the need to wait until the next shareholders' annual meeting. Alternatively, the Board could call a special meeting to change the number of directors, but that would result in additional expenses for the Corporation that could be avoided if the Shareholders approve a range of directors.

        As described in Proposal Three below, the Board has considered a shareholder proposal submitted by Basil P. Caloyeras to require that a majority of the Corporation's directors be independent. The Board believes that the director independence requirement is in the best interests of Torotel and its Shareholders, so long as it is done in an orderly fashion. The Board needs adequate time to identify the best possible independent director candidates. Effective August 7, 2009, the Board approved an amendment to the Corporation's Amended and Restated By-Laws requiring that a majority of the Corporation's directors be independent as of the conclusion of the annual meeting of shareholders to be held on September 20, 2010. If the Shareholders do not approve the proposed amendment allowing a range in the number of directors, however, the Board may need to delay enacting the independent majority requirement until the shareholders have approved a charter amendment with the correct number of directors (for example, if the articles are not amended and require seven (7) directors, but the Board has determined the appropriate number of directors should be five (5), the articles would have to be amended before the Board could implement the independent majority requirement).

 EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation of the named executive officers for each of the Corporation's last two completed fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	All Other Compensation		Total
Dale H. Sizemore, Jr.	2009	$131,300	$-0-	$-0-	$26,500	(a)	$157,800
President and Chief Executive	2008	$120,000	$-0-	$42,000	$22,900		$184,900
Officer

H. James Serrone	2009	$90,000	$-0-	$-0-	$32,600	(b)	$122,600
Vice President of Finance and	2008	$90,000	$-0-	$31,500	$31,700		$153,200
Chief Financial Officer

Benjamin E. Ames, Jr.	2009	$100,000	$21,000	$-0-	$16,200	(c)	$137,200
Vice President of	2008	$100,000	$28,000	$35,000	$12,200		$175,200
Torotel Products, Inc.

Kent O. Klepper	2009	$65,800	$-0-	$-0-	$4,700	(d)	$70,500
Vice President of Torotel	2008	$-0-	$-0-	$-0-	$-0-		$-0-
Products, Inc.

(a)
All Other Compensation for Mr. Sizemore includes automobile expenses consisting of lease payments, maintenance, insurance and fuel expenses of $12,100, group insurance benefits of $12,700, unused vacation of $1,300 and director fees of $400.

(b)
All Other Compensation for Mr. Serrone includes automobile expenses consisting of lease payments, maintenance, insurance and fuel expenses of $14,000, group insurance benefits of $16,100, unused vacation of $2,100 and director fees of $400.

(c)
All Other Compensation for Mr. Ames includes group insurance benefits of $16,200.

(d)
Mr. Klepper was hired in August 2008. His annualized salary is $102,000. All Other Compensation for Mr. Klepper includes group insurance benefits of $3,800 ($5,800 on an annualized basis) and unused vacation of $900.

Compensation Philosophy

        The Compensation and Nominating Committee is responsible for setting and overseeing the compensation of the Corporation's officers and directors. The primary objectives of the Corporation's compensation program are to:

  •
  Provide fair, competitive compensation to the Corporation's officers and employees;

  •
  Attract the talent necessary to achieve the Corporation's business objectives;

  •
  Retain the Corporation's officers and employees by instilling a long-term commitment to the Corporation and its shareholders; and

  •
  Develop a sense of Corporation ownership and align the interests of the Corporation's officers and employees with the shareholders.

To help the Committee fulfill its objectives, in June 2006, the Committee engaged the consulting firm of Compensation Planning Group, Inc. of St. Louis, Missouri (the "Consultant"), to review the Corporation's compensation plan and make recommendations regarding salaries, incentive compensation goals, types of compensation and plan parameters. In September 2006, the Consultant recommended that (1) the President receive a salary increase of at least 10% to move him closer to the 50th percentile market value of his job, or $169,580 (based on similar organizations with revenues of approximately $6 million); (2) the Chief Financial Officer receive a salary increase of at least 10% to move him closer to the more competitive 75th percentile market value of his job, or $107,518; and (3) the Vice President, Business Development, remain at the 75th percentile market value of his job, or $83,163. The Consultant also recommended that the Committee adopt a short-term incentive plan with a target payout equal to 30% of base salary, and a long-term incentive plan with a target payout equal to 50% of base salary. Because of the Corporation's overall financial performance, the Committee did not enact the recommended salary increases in fiscal years 2007 or 2008. The Committee recommended both a short-term incentive plan and a long-term incentive plan to the Board, and such plans were approved by the Board effective for fiscal year 2008 (see Exhibits 10.9 and 10.10 of the Corporation's Form 10-K for the fiscal year ended April 30, 2007).

        In December 2008, based on Mr. Sizemore's performance, available market data and the 2006 recommendations of Compensation Planning Group, Inc., the Committee increased the annual base compensation of the Chief Executive Officer to $150,000 effective December 19, 2008. The Committee also established criteria for an annual reward program for the Chief Executive Officer. The program is based on a CEO performance scorecard that is used to annually evaluate the CEO's performance. The scorecard has six specific areas for evaluation. These criteria are used to establish a baseline performance reward potential of 25% of the CEO's annual base compensation. The criteria breakdown is as follows:

•	Leadership	5%
•	Management	3%
•	Financial	5%
•	Marketing	5%
•	Operational	5%
•	Innovation	2%

        At the end of each fiscal year, the Committee will review the CEO's performance and use these metrics to establish the value of any annual reward compensation.

Short-term Cash Incentive Plan

        The purpose of the Short-term Cash Incentive Plan ("STIP") is to promote the long-term financial performance of Torotel by providing all key employees with the opportunity to earn cash awards for accomplishing annual goals for Return on Capital Employed ("ROCE") as defined in the Plan. There were no awards for the year ended April 30, 2009.

Long-term Incentive Plans

        The purpose of the Long-term Incentive Plans ("LTIPs"), which consist of a Stock Award Plan and a Long-term Cash Incentive Plan, is to provide incentives that will attract and retain highly competent persons as key employees to promote the long-term financial performance of Torotel by providing key employees an opportunity to earn stock and cash awards for accomplishing long-range goals for sales growth, earnings growth, ROCE and debt to equity, as defined and measured in the Stock Award Plan and the Long-term Cash Incentive Plan.

  Stock Award Plan

        The Stock Award Plan ("SAP"), which did not require shareholder approval, provides key employees the opportunity to acquire common stock of Torotel pursuant to awards earned for accomplishing goals that promote the long-term financial performance of Torotel. Under the terms of the SAP, stock awards are in the form of restricted stock having a five (5) year restriction period, which shall lapse based on certain conditions as outlined in the SAP. All stock awards are represented by a Restricted Stock Agreement, which afford the grantees all of the rights of a shareholder with respect to the award shares, including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Date of Award.

  Long-term Cash Incentive Plan

        The Long-term Cash Incentive Plan ("LTCIP") provides key employees with the opportunity to earn cash awards for accomplishing annual goals based on predetermined targets for average annual sales and earnings growth, ROCE and debt to equity. Under the terms of the LTCIP, awards will not be paid if Torotel's performance on any LTCIP metric is less than the threshold level of performance defined for that LTCIP metric. There were no awards for the year ended April 30, 2009.

Employment Agreements

        The Corporation has employment agreements with Dale H. Sizemore, Jr. in connection with his duties as chairman and chief executive officer, and H. James Serrone in connection with his duties as chief financial officer of Torotel, Inc. and general manager of Torotel Products, Inc. Both agreements became effective June 30, 2006, and will expire on June 30, 2010; provided, however, that on June 30 of each year thereafter, the term shall be automatically extended for one additional year and shall continue in this manner until the agreement is terminated.

        The agreements provide for minimum base monthly salaries of $12,500 and $7,500 for Messrs. Sizemore and Serrone, respectively, plus other benefits and incentive awards as determined by the Board of Directors. The agreements further provide that if a party's employment is terminated by Torotel without cause, that party will receive a lump-sum severance payment equal to one year of salary, bonus and benefits. In the event of a change of control, if a party is terminated other than for cause or if a party terminates for good reason, the party shall be entitled to receive the greater of (i) one year of salary, bonus and benefits or (ii) the total salary, bonus and benefits for the remaining then-existing term of the employment agreement. The agreements also provide for a restrictive covenant of non-competition for a period of two years following termination of employment.

        Effective April 9, 2009, Torotel and Benjamin E. Ames, Jr. agreed to amend Mr. Ames' employment arrangement to reflect a change in Mr. Ames' responsibilities to develop new business primarily in the area of electro-mechanical assemblies. Under the new compensation arrangement, Mr. Ames' base salary will be $100,000 per year until May 1, 2010, and $78,000 per year, thereafter. Mr. Ames is eligible to receive commissions ranging from 0.5% to 3.0% for sales of new assemblies and new magnetics. Mr. Ames is also entitled to receive employee benefits provided to Corporation employees generally from time to time. Mr. Ames' employment arrangement also includes customary non-competition and non-solicitation provisions.

Grants of Plan-Based Awards

        There were no grants of stock options or stock awards made during the Corporation's last completed fiscal year.

Aggregate Option Exercises and Fiscal Year-End Option Value

        There are no options outstanding as of April 30, 2009.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the unvested stock awards held by the named executive officers as of April 30, 2009.

Name and Principal Position	Number of Shares of Stock that have not Vested	Market Value of Shares of Stock that have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares that have not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares that have not Vested
Dale H. Sizemore, Jr.	84,000	$-0-	-0-	$23,520
Chief Executive Officer

H. James Serrone	63,000	$-0-	-0-	$17,640
Chief Financial Officer

Benjamin E. Ames, Jr.	-0-	$-0-	-0-	$-0-
Vice President of Torotel
Products, Inc.
Kent O. Klepper	-0-	$-0-	-0-	$-0-
Vice President of Torotel
Products, Inc.

Stock Vested

        The following table sets forth the stock vested during the year ended April 30, 2009.

Name and Principal Position	Number of Shares Acquired on Vesting	Value Realized on Vesting
Benjamin E. Ames, Jr.	40,000	$14,400
Vice President of
Torotel Products, Inc.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires executive officers and directors of the Corporation, and persons who beneficially own more than ten percent (10%) of the Corporation's Common Stock (collectively referred to herein as "Reporting Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission"). Reporting Persons are required by Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation during its most recent fiscal year, the Corporation believes all directors, officers and persons who beneficially own more than ten percent (10%) of the Corporation's Common Stock are in compliance with the reporting requirements of Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND LEGAL PROCEEDINGS

Employment Agreements

        The Corporation has employment agreements with Dale H. Sizemore, Jr., H. James Serrone and Benjamin E. Ames, Jr., as described above under "Executive Officer Compensation".

Related Transactions

        Based on individual Form 5's filed by members of the Caloyeras family on May 9, 2008, the Caloyeras family presently owns 2,548,505 common shares of Torotel, which is equivalent to 45.0% of Torotel's outstanding common shares. For the year ended April 30, 2009, Electronika, a wholly-owned subsidiary of Torotel, incurred costs of $52,000 for goods purchased on trade terms of net 20 days pursuant to a Manufacturing Agreement with Magnetika, Inc., a corporation owned by the Caloyeras family. Of the amount purchased, $3,000 was due and payable as of April 30, 2009.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee of the Board of Directors, with respect to the Corporation's audited financial statements for the fiscal year ended April 30, 2009. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that the Corporation specifically incorporates by reference in such filing.

        S. Kirk Lambright, Jr., Anthony H. Lewis and Stephen K. Swinson, as members of the Audit Committee, have reviewed the audited financial statements for the fiscal year ended April 30, 2009, and discussed the same with the Corporation's management and Mayer Hoffman McCann, P.C. (MHM), the Corporation's independent accountants. The Audit Committee also discussed with MHM the applicable requirements of the Public Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended that the financial statements referred to above be included in the Corporation's annual report on Form 10-K for the fiscal year ended April 30, 2009. The Audit Committee considered and concluded that the provision of non-audit services by the independent auditors was compatible with maintaining their independence.

                      Audit Committee:
                      Stephen K. Swinson, Chairman
                      S. Kirk Lambright, Jr.
                      Anthony H. Lewis

 FEES PAID TO THE INDEPENDENT ACCOUNTANTS

Audit Fees

        MHM billed the Corporation aggregate fees of $116,807 and $103,838 for professional services rendered for the audit of the Corporation's annual consolidated financial statements for the fiscal years ended April 30, 2009 and 2008, respectively, and for reviews of the consolidated financial statements included in the Corporation's quarterly reports on Form 10-Q for the first three quarters of fiscal 2009 and 2008.

Tax Fees

        MHM billed the Corporation aggregate fees of $12,473 and $11,875 for professional services rendered in connection with tax preparation, tax consultation, and statutory filings in fiscal 2009 and 2008.

All Other Fees

        None.

        The Audit Committee considered whether the provision by MHM of the non-audit services listed above is compatible with maintaining MHM's independence and concluded that it is.

        As required by its charter, the Audit Committee pre-approves all audit and non-audit work to be performed by the Corporation's independent accountants. The Committee's approval is documented in the form of an engagement letter signed by the independent accountants and the Chairman of the Audit Committee. Accordingly, the Audit Committee approved 100% of the services set forth above.

SHAREHOLDER PROPOSAL

        The Corporation has been notified that one Shareholder intends to present proposals for consideration at the Meeting. As required by the Exchange Act, the text of the shareholder proposal and supporting statement appear as submitted to the Corporation by the Shareholder. The Board and the Corporation accept no responsibility for the contents of the proposals or the supporting statement. The Board makes no recommendation as to how Shareholders should vote on the proposal.

 PROPOSAL THREE
SHAREHOLDER PROPOSAL TO REQUIRE A MAJORITY OF THE BOARD OF
DIRECTORS TO BE INDEPENDENT

        Basil P. Caloyeras, 2041 West 2041 139 Street, Gardena, CA 90249, is the beneficial owner of 1,009,171 shares of Common Stock and has submitted the following resolution:

  RESOLVED, that the shareholders of Torotel, Inc. (the "Corporation") recommend to the Board of Directors that they submit to the Shareholders for a vote an Amendment to Article Six of the Corporation's Articles of Incorporation and an Amendment to the Articles of Incorporation by adding a New Article at the end of the Articles of Incorporation, that would have the effect of requiring that a majority of the then serving directors be independent, which will read as follows:

    New sentence to be added at the end of Article Six of the Articles of Incorporation:

      "A majority of the elected directors for the Corporation shall be independent, and for purposes of this Article, "independent" shall be defined to mean (i) a person who is not employed as an executive officer of the Corporation or a (ii) a person who is not a spouse, child, parent, sibling, aunt, uncle, grandparent, or grandchild, or an in-law of any of the foregoing, of an employee who is an executive officer of the Corporation."

    New Article to be added at end of Articles of Incorporation:

      "With respect to the By-Laws in effect as of the date of this amendment, the following sentence should be added to the end of Article III, Section 2 of the By-Laws: A majority of the elected directors for the Corporation shall be independent, and for purposes of this Section, "independent" shall be defined to mean (i) a person who is not employed as an executive officer of the Corporation or a (ii) a person who is not a spouse, child, parent, sibling, aunt, uncle, grandparent, or grandchild, or an in-law of any of the foregoing, of an employee who is an executive officer of the Corporation."

Supporting Statement

  A Board consisting of a majority of independent, elected directors is an essential aspect of effective corporate governance and will hold directors more accountable to shareholders. The proposed amendment would not affect the term of any person currently serving as a member of the Corporation's board of directors as of the date hereof.

  Please vote FOR this proposal.

Board Recommendation

        The Board makes no recommendation as to how Shareholders should vote on this proposal.

        The Board believes that the director independence requirement is in the best interests of Torotel and its shareholders, so long as it is done in an orderly fashion. The Board needs adequate time to identify the best possible independent director candidates. Effective August 7, 2009, the Board approved an amendment to the Corporation's Amended and Restated By-Laws requiring that a majority of the Corporation's directors be independent as of the conclusion of the annual meeting of shareholders to be held on September 20, 2010.

        Required Vote; Recommendation Only.    The affirmative vote of the holders of a majority of shares of the Common Stock present in person or represented by proxy at the Meeting is required to approve this Proposal Three. Shareholders should be aware that this proposal is simply a request that the Board take the actions stated in the proposal. Shareholder approval of Proposal Three would not automatically require that a majority of the Corporation's directors be independent, although effective August 7, 2009, the Board adopted an amendment to the Corporation's Amended and Restated By-Laws requiring the majority of the Corporation's directors be independent as of the conclusion of the 2010 annual meeting of shareholders.

THE BOARD MAKES NO RECOMMENDATION
AS TO HOW YOU SHOULD VOTE ON THIS PROPOSAL.

OTHER MATTERS

Other Business

        The Board of Directors knows of one other proposal to be considered at the Meeting. Basil P. Caloyeras has submitted a proposal for which he did not seek inclusion in the Proxy Statement pursuant to Rule 14a-8. The proposal asks the Board to consider an amendment to the Articles of Incorporation requiring that only a majority of shareholders have the power to make, alter, amend and repeal the Corporation's Amended and Restated By-Laws. Shareholders should be aware that this proposal is simply a request that the Board take the actions stated in the proposal. Shareholder approval of Mr. Caloyeras' proposal would not automatically require that only shareholders have the power to amend the Corporation's Amended and Restated By-Laws. The Board should consider the proposal and determine whether it is in the best interests of all shareholders of the Corporation. The persons named in the enclosed Proxy or their substitutes will vote in accordance with their best judgment on this Caloyeras proposal and any other business that is properly brought before the Meeting.

Availability of Accountants

        The Board of Directors appointed MHM as the Corporation's principal accountants for the fiscal year ending April 30, 2010. Representatives of MHM are expected to be present at the Meeting. An opportunity will be provided for the representatives to make a statement, if they desire to do so, and to respond to appropriate Shareholder questions.

Deadline for Receipt of Shareholders' Proposals

        Proposals of Shareholders of the Corporation which are intended to be presented by the Corporation at the Corporation's 2010 annual meeting of shareholders must be received by the Corporation no later than April 22, 2010, so that they may be included in the Proxy Statement relating to that meeting.

        Notice of shareholder proposals to be acted on at the Corporation's 2010 annual meeting that the shareholder does not seek to include in the Corporation's Proxy Statement pursuant to Rule 14a-8 of Regulation 14A of the Exchange Act that are received by the Corporation before July 13, 2010 and after August 2, 2010, will be considered untimely.

General

        In order that your shares may be represented if you do not plan to attend the Meeting, and in order to assure the required quorum and voting, please sign, date and return the enclosed Proxy promptly.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      H. James Serrone
                      Secretary of the Corporation

<STOCK#> 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 2 9 3 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 123456 C0123456789 12345 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0137GB 1 U P + Annual Meeting Proxy Card . + X TOROTEL, INC. A ELECTION OF DIRECTORS — Torotel’s Board of Directors recommends a vote FOR the listed nominees. For Against Abstain 2. Approval of an amendment to the Corporation’s Articles of Incorporation to change the number of directors from seven (7) to a range of not less than three (3) or more than seven (7), with the exact number to be determined by affirmative vote of a majority of Torotel's Board of Directors. 3. Shareholder proposal requiring that a majority of Torotel's directors be independent. 1. Nominees: 01 - Dale H. Sizemore, Jr. 02 - Richard A. Sizemore In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting. In addition, in the event a nominee named herein is unable to serve, or for good cause will not serve, the Proxy is authorized to vote for the election of any other person as a director. B PROPOSAL OF MANAGEMENT — Torotel’s Board of Directors recommends a vote FOR Proposal 2. C SHAREHOLDER PROPOSAL — Torotel’s Board of Directors make NO RECOMMENDATION as to how shareholders should vote for Proposal 3. For Against Abstain Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.  D Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 21, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/TTLO • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TOROTEL, INC., 620 North Lindenwood Drive, Olathe, KS 66062 The undersigned hereby appoints H. James Serrone, as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Torotel, Inc. held of record by the undersigned on August 7, 2009, at the Annual Meeting of Shareholders to be held on September 21, 2009, and any adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND IN THE PROXY HOLDER’S OWN DISCRETION ON PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below E Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian or any similar representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. When stock is held by joint tenants, both must sign. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Proxy — TOROTEL, INC. + + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
INFORMATION REGARDING THE CORPORATION
PROPOSAL ONE ELECTION TO THE BOARD OF THE DIRECTORS
PROPOSAL TWO APPROVAL OF AMENDMENT OF THE ARTICLES OF INCORPORATION
EXECUTIVE OFFICER COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND LEGAL PROCEEDINGS
AUDIT COMMITTEE REPORT
FEES PAID TO THE INDEPENDENT ACCOUNTANTS
SHAREHOLDER PROPOSAL
PROPOSAL THREE SHAREHOLDER PROPOSAL TO REQUIRE A MAJORITY OF THE BOARD OF DIRECTORS TO BE INDEPENDENT
OTHER MATTERS